Exhibit 99.1

For Immediate Releas	Contact: Rubenstein Associates, Inc.
Rob Solomon
(212)-843-8050
Lone Star Steakhouse & Saloon, Inc.	Nasdaq: STAR
Quarterly Cash Dividend

Wichita, Kansas	December 15, 2005

Lone Star Steakhouse & Saloon, Inc. (“Lone Star” or “Company”) announced that the Board of Directors declared the Company’s quarterly cash dividend of $.195 per share. The dividend is payable January 10, 2006 to shareholders of record on December 27, 2005.

Lone Star owns and operates 250 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan’s Steakhouse restaurants; five Del Frisco’s Double Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and thirteen international Lone Star restaurants, and one domestic Del Frisco’s Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.